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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant /x/
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Definitive Proxy Statement

CUBIC CORPORATION
(Name of Registrant as Specified In Its Charter)

     Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.

2002	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

To Cubic Shareholders:

    Cubic Corporation's 2002 Annual Meeting will be held in the Main Conference Room at the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 13, 2002, at 10:30 a.m. Pacific Standard Time. The formal notice and proxy statement follow.

    The Directors and Officers of the Corporation invite your attendance at the meeting. Whether or not you plan to attend the meeting, we would appreciate your completing and returning the accompanying proxy which, of course, may be revoked at any time before it is used.

    The Corporation's 2002 Annual Report is enclosed herewith.

Sincerely yours,

Walter J. Zable
Chairman of the Board
January 8, 2002

TO ENSURE YOUR REPRESENTATION AT THE MEETING,
PLEASE DATE, SIGN AND MAIL PROMPTLY
THE ENCLOSED PROXY, FOR WHICH
A RETURN ENVELOPE IS PROVIDED.

NOTICE OF ANNUAL MEETING

    The Annual Meeting of Shareholders of Cubic Corporation will be held in the Main Conference Room of the Headquarters of the Corporation, at 9333 Balboa Avenue, San Diego, California 92123, on February 13, 2002, at 10:30 a.m. Pacific Standard Time, for the following purposes:

  1.
  To elect six Directors for the ensuing year;

  2.
  To consider amendment of the Articles of Incorporation to increase the amount of authorized shares from 20,000,000 to 25,000,000; and

  3.
  To transact such other business as may properly come before the meeting.

    Shareholders of record at the close of business on December 19, 2001 will be entitled to vote at the meeting. The transfer books will not be closed.

By Order of the Board of Directors

William C. Stewart, Jr.
Secretary
San Diego, California
January 8, 2002

PRINCIPAL EXECUTIVE OFFICE
9333 Balboa Avenue
San Diego, California 92123

PROXY STATEMENT

    Proxies in the form enclosed with this statement are solicited by the Board of Directors of Cubic Corporation for use at the Annual Meeting of Shareholders of the Corporation to be held in San Diego, California, on February 13, 2002. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person, and any shareholder giving a proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of the Corporation a written revocation or duly executed proxy bearing a later date. The Proxy will be suspended if the shareholder is present at the meeting and elects to vote in person.

OUTSTANDING SHARES AND VOTING RIGHTS

    The voting securities of the Corporation consist of its Common Stock, without Par Value, of which 8,906,664 shares were outstanding at December 19, 2001(after deducting 2,981,579 shares held as Treasury Shares).

    Only shareholders of record on the books of the Corporation at the close of business on December 19, 2001 will be entitled to vote at the meeting. Each such holder of common shares is entitled to one vote for each said share. Votes will be counted by the Inspector of Elections. Abstentions, broker non-votes and proxies without authority to vote will not be counted in votes cast.

    The approximate date on which the proxy statement and form of proxy are first being sent or given to security holders is January 8, 2002.

ELECTION OF DIRECTORS

    Seven Directors comprise the authorized membership of the Board of Directors of the Corporation. Six Directors only are to be elected by a plurality vote at the Annual Meeting, each to hold office for the term of one year and until his successor is elected. One position will not be filled. Proxy holders will, unless authorization to do so is withheld, vote the proxies received by them for the election of the following Directors, all of which are now in office, in accordance with this proxy authorization, reserving the right, however, to distribute, in their discretion, their votes of uncommitted proxies among the management nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named.

IDENTIFICATION OF DIRECTORS

    Walter J. Zable, 86, Director since 1951.  Chairman of the Board, President and Chief Executive Officer, and Chairman of the Executive Committee.

    Walter C. Zable, 55, Director since 1976.  Vice Chairman of the Board, Member of the Executive Committee, and Vice President. President of Cubic Transportation Systems, Inc., a wholly-owned subsidiary. Prior thereto performed various management functions for the Corporation.

    Dr. Richard C. Atkinson, 72, Director since 1999.  President of the University of California. Member of the Audit and Compliance Committee.

    Robert T. Monagan, 81, Director since 1986.  Chairman of the Executive Compensation Committee and Member of the Audit and Compliance and the Nominating Committees. Former President of the California Manufacturers Association. Chairman of the California State World Trade Commission. Former Speaker of the California State Assembly. Director of Electronic Medical Management, Inc.

    Raymond E. Peet, 80, Director since 1987.  Retired Vice Admiral, United States Navy, Chairman of the Audit and Compliance Committee, Member of the Executive and the Nominating Committees. Chairman of San Diego Dialogue.

    William W. Boyle, 67, Director since 1995.  Vice President of Finance and Chief Financial Officer. Member of the West Coast Advisory Board of Protection Mutual Insurance Company. Previously, Mr. Boyle held management positions with General Electric, Occidental Petroleum, and the Wickes Corporation.

IDENTIFICATION OF EXECUTIVE OFFICERS

    Thomas A. Baz, 68, Vice President and Corporate Controller since 1983.

    Raymond L. deKozan, 65, Vice President/Chief Executive Officer Transportation Group since 1960.

    Gerald R. Dinkel, 55, Vice President/Chief Executive Officer Defense Group since 2001.

    Mark A. Harrison, 44, Vice President/Financial Planning and Accounting since 2000.

    Kenneth A. Kopf, 51, Vice President and General Counsel since 1998.

    Bernard A. Kulchin, 70, Vice President/Human Resources since 2000.

    William C. Stewart, Jr., 72, Vice President and Secretary since 1984.

    John D. Thomas, 48, Vice President and Treasurer since 1992.

BOARD OF DIRECTORS AND BOARD COMMITTEES

    During the fiscal year 2001, five meetings of the Board of Directors were held. Each of the incumbent Directors attended 75% or more of the aggregate of (1) the total number of Board meetings and (2) the total number of meetings held by all Board Committees on which he served. Non-management outside Directors are each paid an annual retainer of $12,000 and fees of $2,000 for attendance at each meeting of the Board and $1,000 for attendance at each meeting of any Committee of which a Director is a Member. Non-management directors also participate in the Corporation's 1998 Stock Option Plan and each have been granted options to purchase 1,500 shares of the common stock of the Corporation in accordance with the terms of the plan. Directors who are salaried employees of the Corporation are not separately compensated for their services as Directors, but all Directors are reimbursed for travel expenses, if incurred, for attendance at meetings.

Audit and Compliance Committee

    Members of this Committee are Raymond E. Peet, Chairman, Dr. Richard C. Atkinson, and Robert T. Monagan. Each of the members of the Committee is independent as defined under Section 121(A) of the Listing Requirements of the American Stock Exchange. The Committee operates under a written charter adopted by the Board of Directors, attached as Exhibit A, and which was published in the Proxy Statement for the Corporation's Annual Meeting held on February 27, 2001.

    The Committee advises and assists the Corporation's Chief Financial Officer in making periodic overall reviews of the Corporation's internal controls and financial statements, reviews legal matters, meets periodically with the Corporation's independent auditors to discuss their audit activities and recommends to the Board of Directors independent auditors for appointment for the Corporation's annual audit, and advises and provides oversight of the Corporation's internal audit activities and other programs. It held two meetings during fiscal year 2001.

Audit and Compliance Committee Report

    The Committee has reviewed and discussed with management and the independent auditors the audited financial statements of the Corporation for the fiscal year ended September 30, 2001. The Committee has also discussed with Ernst & Young LLP, the Corporation's independent public accountants, the matters required to be discussed by Statement on Accounting Standards No. 61 and has received from Ernst & Young LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

    Based on its review of the audited financial statements for fiscal year 2001 and its discussion with the independent auditors, the Committee recommended to the Corporation's Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K.

    The Committee also recommended to the Corporation's Board of Directors that Ernst & Young LLP be engaged as the auditors of the Corporation for fiscal year 2002.

Raymond E. Peet	Robert T. Monagan	Dr. Richard C. Atkinson

Executive Compensation Committee

    The members of this Committee are Robert T. Monagan, Chairman, and Raymond E. Peet. It held one meeting during fiscal 2001. The Committee reviews the Corporation's executive compensation objectives and policies and approves the compensation, including salary, bonuses and other incentive plans, stock options and/or other compensation adjustments for the benefit of the Corporation's Officers.

Executive Compensation Committee Report

    The Executive Compensation Committee of the Board of Directors has the responsibility for review and determination of executive compensation objectives and policies and the evaluation of the Corporation's executive officers. It is the Committee's responsibility to determine the compensation of the Corporation's Chief Executive Officer and the other executive officers taking into consideration individual and corporate performance, performance of competitors and other similar businesses and relevant compensation data.

    The base salaries of the Corporation's executive officers are set to attract qualified people necessary for the continued successful operation and growth of the Corporation and its subsidiaries. With the assistance of the Human Resources Department, the base salary structure is periodically reviewed in relation to the practices of companies in similar businesses and of similar size and in a reasonable geographic area.

    The determination of each executive's compensation by the Committee takes into consideration the performance of the Corporation and its subsidiaries, the recommendations of management, and salaries and incentive compensation of executives in similar businesses.

    Incentive bonuses are paid at the end of each fiscal year based upon company performance against established goals for sales, operating profits, earnings per share, and return on investment

    During the fiscal year, no executive officer of the Corporation served either as a director or as a member of the compensation committee of any other entity whose executive officers served either as a Director or as a member of the Executive Compensation Committee of the Corporation. No member of the Committee is a former or current Officer or employee of the Corporation or any of its subsidiaries.

Robert T. Monagan, Chairman	Raymond E. Peet, VAdm, USN, (Ret.)

Nominating Committee

    Members of this Committee are Robert T. Monagan and Raymond E. Peet. One meeting was held during fiscal 2001. The Committee will not consider shareholder nominations.

Ownership of Common Stock

    The following table sets forth information with respect to persons known to the Corporation to be the beneficial owner of more than 5% of the Corporation's outstanding Common Stock (after deduction of Treasury Shares):

Title Class	Name and Address	Amount Beneficially Owned	Percent of Owned
Common	Walter J. Zable P. O. Box 1525 Rancho Santa Fe California 92067	3,583,847	40.35%

    The following table sets forth information with respect to beneficial ownership of the Corporation's Common Stock by Directors and all Officers and Directors as a group as of December 19, 2001. In each case where such number of shares exceeds 1% of the securities of such class outstanding on the record date (after deduction of Treasury Shares), the percentage of such class is indicated in parentheses. Except as indicated, each individual named has sole investment and voting power with respect to the securities shown.

Name	Amount Beneficially Owned Directly or Indirectly (2)
Walter J. Zable (40.35%)(1)	3,583,847	(3)
Raymond E. Peet	9,155
Dr. Richard C. Atkinson	3,800
Walter C. Zable (1.67%)	148,969	(4)(5)
Robert T. Monagan	1,200
William W. Boyle	600
All Officers and Directors as a Group (18) (42.28%)	3,765,746

(1)
By virtue of his beneficial share ownership, Mr. Zable may be deemed to be a "Control" person of the Corporation as that term is described under the Securities Exchange Act of 1934.

(2)
All shares of common stock indicated as being beneficially owned are owned directly except for Walter J. Zable and Walter C. Zable.

(3)
Walter J. Zable's shares are beneficially owned through Trusts and a public benefit charitable corporation, the terms of which establish sole voting power in Mr. Zable.

(4)
A portion of the shares of Walter C. Zable are owned indirectly through a Trust, the terms of which establish sole voting power in Mr. Zable.

(5)
Walter C. Zable is the son of Walter J. Zable.

    Although it is not contemplated that any nominee will be unable to serve as a Director, in such event the proxies will be voted by the proxy holders for such other persons as may be designated by the Board of Directors.

AMENDMENT OF CERTIFICATE OF INCORPORATION

    In 1996, for the purpose of eliminating taxes on authorized but unissued shares of the Corporation's common stock, the Certificate of Incorporation was amended to reduce the number of authorized shares of common stock to 15,000,000. After a three-for-two stock split in 1996 and an increase in the amount of the authorized shares to 20,000,000 by amendment of the Articles of Incorporation in 1998, the remaining balance of authorized but unissued shares is insufficient should the Corporation desire to effect another stock split or for use in the event of acquisitions of other entities or product lines in which shares of stock would be consideration for such activity. Subject to the approval of the Shareholders, the Board of Directors has authorized the amendment of the Certificate of Incorporation to increase the number of authorized shares from 20,000,000 to 25,000,000.

  AN AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES, EXCLUSIVE OF SHARES HELD BY THE CORPORATION AS TREASURY SHARES, IS NECESSARY FOR APPROVAL.

  THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following table sets forth all cash compensation paid for services rendered in all capacities to the Corporation and its subsidiaries during or with respect to the 2001 fiscal year to the Chief Executive Officer and the four most-highly compensated Executive Officers of the Corporation whose compensation exceeded $100,000:

							Annual Compensation
Name	Position		Base Salary		Bonus		Other Annual Compensation		Long Term Compensation
			(A)		(B)		(C)		(D)
W.J. Zable	Chairman of the Board President and Chief Executive Officer	2001 2000 1999	$ $ $	550,000 530,000 500,000	$ $ $	202,244 66,409 172,913	$ $ $	38,871 38,798 39,574	$ $ $	344,684 184,474 155,000
W.W. Boyle	Vice President and Chief Financial Officer	2001 2000 1999	$ $ $	365,000 355,000 340,000	$ $ $	115,043 38,127 100,784	$ $ $	21,917 22,111 21,171		$73,787
R.L. deKozan	Vice President and Chairman of the Board of Cubic Transportation Systems, Inc.	2001 2000 1999	$ $ $	330,000 300,000 271,600	$ $ $	105,484 100,084 75,000	$ $ $	46,002 46,339 50,256		$102,425

W.C. Zable	Vice President and Vice Chairman of the Board	2001 2000 1999	$ $ $	300,000 295,000 280,000	$ $ $	87,903 76,694 76,082	$ $ $	23,270 22,648 23,371	$93,466
G.R. Dinkel	Vice President and Chief Executive Officer Defense Group	2001 2000	$ $	294,230 71,637	$ $	83,332 68,830	$ $	50,400 2,077	$20,549

(A)
Amounts shown include cash compensation earned and received as well as earned and deferred at the election of the Officers.

(B)
The 2001 bonus includes cash compensation earned whether received or deferred at the election of the Officer.

(C)
Amounts shown reflect the individual's interest in the Corporation's contribution for fiscal 2001 to the Corporation's Employees' Profit Sharing Plan, premiums for executive life insurance coverage in accordance with I.R.S. tables, and automobile allowances.

(D)
Includes the long-term performance bonus for the three-year period ended in fiscal 2001 earned whether received or deferred at the election of the officer. This item also includes the split-dollar insurance plan, described below, initiated for the benefit of the shareholders, which requires the Officer to make contributions toward acquisition of the life insurance. In October 1992, to offset the cost, including taxes, of the insurance contribution by Mr. Zable, the Board of Directors adopted a supplemental executive compensation program under the terms of which a predetermined sum would be paid annually. The amounts set forth above are the annual payments under this program. Payments may be discontinued at any time by the Board of Directors.

    The remuneration shown for the named individuals includes deferred compensation under the Corporation's Deferred Compensation Plan. Under the Plan, selected key employees of the Corporation, including Officers, may defer all or any part of their compensation until termination of employment with the Corporation. The deferred compensation is held in the general funds of the Corporation and credited to the account of the employee. Each account is credited with interest at the rate set by the Secretary of the United States Treasury.

    The Corporation provides all full-time employees with life insurance coverage up to $50,000, depending on their rate of compensation, and executives of the Corporation with $150,000 of life insurance. In addition, executives are provided, at their option, with additional life insurance in an amount of 1, 2, 3, or 4 times the executive's salary, at the executive's option, up to a total maximum of $500,000, all of the premiums for such additional insurance being paid solely by each electing executive. Currently, premiums not paid by the executive for all life insurance coverage are treated as compensation to those executives in accordance with Internal Revenue Service Tables, and are included in the cash compensation shown.

    In 2001, to fill the position resulting from the retirement of Walter E. Fairbanks, Gerald R. Dinkel was employed by the Corporation to fill the position of Vice President and Chief Executive Officer of the Defense Group. To assist Mr. Dinkel in the purchase of a home and the relocation of Mr. Dinkel and his family from Maryland to San Diego, California, the Corporation loaned Mr. Dinkel the sum of $200,000 on a 60-day promissory note to be replaced by a 5% interest bearing promissory note payable in 5 equal annual instalments commencing in 2006 and secured by a second trust deed on the property purchased.

    The remuneration shown for the named individuals includes their interest in the Corporation's contribution to the Corporation's Employees' Profit Sharing Plan for fiscal 2001. The Plan is for employees of the Corporation and its subsidiaries. The amount of the Corporation's annual contribution is determined by the Board of Directors in its sole discretion. The Plan also allows employees to make voluntary contributions of up to 10% of their compensation to the Plan. Employees, including executives, are permitted, pursuant to the provisions of the Plan, to defer pre-tax up to 10% of their compensation up to a maximum amount allowed by the Internal Revenue Code depending upon the amount of that compensation in addition to the after-tax contributions referred to above. These pre-tax deferrals made by the named individuals are also included in the compensation shown above. The Corporation's annual and the employee's voluntary contributions to the Plan are made to various funds held by an insurance company. Each employee is given investment discretion over the contributions allocated to his or her account.

    The compensation shown does not include contributions by the Corporation under its defined benefit Employees' Pension Plan because the amount of such contributions in respect to a specified person are not and cannot be readily calculated. Additional information regarding the Corporation's Employees' Pension Plan is set forth below:

    The Corporation maintains a defined benefit Pension Plan ("Plan") for most of its employees and the employees of its subsidiaries. The Corporation's contributions to the Plan are distributed amongst various funds held by an insurance company. They are actuarially determined for the total of all participants covered by the Plan. Therefore, the amount of contribution in respect to a specified person is not and cannot be readily calculated. The Corporation's contribution to the Plan for 2001 amounts to approximately 2.3% of the participants' remuneration. Generally, all participants in the Plan earn the right to receive a monthly pension at the Plan's normal retirement date of age 65 in an amount equal to 1/12th of 3/4ths of 1% of their total earnings (including bonuses) since 1974. Most Officers and Directors of the Corporation who are salaried have been participants and have been credited with years of service for each year since the Plan has been in existence. Most regular employees, including Officers, participate in the non-contributory Pension Plan of the Corporation, subject to the terms and conditions of the Plan. The benefits to be paid under the Pension Plan are not subject to adjustments for Social Security benefits or other offsets.

	Estimated Annual Benefits Under the Cubic Corporation Pension Plan
	At Retirement Age of 65 Years of Service
Average Annual Compensation
	10	20	30	40
$50,000	$3,750	$7,500	$11,250	$15,000
100,000	7,500	15,000	22,500	30,000
150,000	11,250	22,500	33,750	45,000
160,000	12,000	24,000	36,000	48,000

    Compensation eligible to the Plan is limited by ERISA regulations to $160,000 during the year ended September 30, 2001.

    The years of credited service in the Corporation's Pension Plan for the listed individuals are: 52 years for W. J. Zable, 39 years for W. C. Zable, 18 years for W. W. Boyle, and 41 years for Raymond L. deKozan.

    The Corporation also provides to certain Executive Officers certain normal management fringe benefits, including financial counseling and club memberships, which are not included in the above Table. An undetermined part of these benefits might have been used for personal purposes in an amount which is not reasonably determined. It has been concluded that the aggregate amounts of any such benefits are not material and do not, in any event, exceed the lesser of $50,000 or 10% of the compensation reported as to each person specified and, in any case, the aggregate amount of such other compensation is the lesser of $25,000 times the number of persons in the group or 10% of the compensation reported above for the group.

    In October 1992, a trust established by the principal shareholders of the Corporation, Mr. and Mrs. Walter J. Zable, entered into an agreement with the Corporation whereby the Corporation agreed to make advances of premiums payable on a split-dollar life insurance policy purchased by the trust on the life of Mrs. Zable. The agreement is so designed that if the assumptions made as to mortality experience, policy dividends and other factors are realized, upon the demise of Mrs. Zable the Corporation will recover all of its insurance premium payments as well as other costs associated with the policy. The advances are secured by a collateral assignment of the policy to the Corporation. The agreement is intended to prevent the possibility of a large block of the Corporation's common shares being put on the market, to the detriment of the share price, in order for the beneficiaries to pay estate taxes. The Corporation may cause the agreement to be terminated and the policy to be surrendered at any time. The difference between policy premiums and other payments and the increase in the cash surrender value of the policy has been expensed or added to income in the year incurred. The amount added to income in 2001, 2000 and 1999 was $482,000, $45,000 and $254,000, respectively. Should the policy be held for ten years, the Company estimates that the cash surrender value will exceed all payments made and should the policy be held to maturity, all payments advanced to carry the policy will be returned.

Section 16(a) Beneficial Ownership Reporting Compliance

    No Director, Officer, or beneficial owner of more than ten percent of the Common Stock of the Corporation failed to file on a timely basis, as disclosed in Form 3, Form 4 and amendments thereto, and Form 5 and amendments thereto, reports required by Section 16(a) of the Exchange Act during the fiscal year 2001.

Performance Graph

    The above graph compares the performance of Cubic Corporation with that of the S&P 500 Index and a peer group comprised of companies in the Federal Trade Commission SIC Codes 3699 and 3829. Electrical Equipment and Supplies (NEC) and Measuring and Controlling Devices (NEC), which are published industry groups. The chart assumes that $100 was invested on October 1, 1996, in each of Cubic Corporation, the S&P 500 Index and the peer group index, and compares the return on investment as of September 30th of each of the following five years. The return on investment represents the change in the fiscal year-end stock price plus reinvested dividends.

INDEPENDENT AUDITORS

    Ernst & Young LLP has audited the Corporation's books and records since 1959 and are continuing as its auditors in addition to providing tax services. No change is contemplated. There is no other relationship.

    Representatives of Ernst & Young LLP are expected to be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

    $393,968 constitutes the aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the corporation's annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Corporation's Forms 10-Q for that fiscal year.

Financial Information Systems Design and Implementation Fees

    Ernst & Young LLP did not render any professionl services for the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended September 30, 2001.

All Other Fees

    The aggregate fees from Ernst & Young LLP for services rendered to the Company other than the Audit Fees and the Financial Information Systems Design and Implementation Fees for the fiscal year ended September 30, 2001 were $282,060.

    The Audit and Compliance Committee of the Board of Directors of the Corporation has considered that the provision of services as set forth above is compatible with maintaining the independence of Ernst & Young LLP.

DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Proposals of shareholders intended to be included in the Corporation's Proxy Statement and form of proxy relating to the Corporation's 2003 Annual Meeting of Shareholders must be received by the Secretary, Cubic Corporation, 9333 Balboa Avenue, San Diego, California 92123, no later than October 17, 2002.

OTHER MATTERS

    All shareholders of record at the close of business December 19, 2001, the record date for the determination of shareholders entitled to vote at the Annual Meeting, are concurrently being sent a copy of the Corporation's Annual Report, including financial statements for the fiscal year ended September 30, 2001.

    The expense of preparing, printing and mailing the Notice of Meeting and Proxy material and all other expenses of soliciting proxies will be borne by the Corporation. In addition to the solicitation of proxies by use of the mails, the Directors, Officers and regular employees of the Corporation, who will receive no compensation in addition to their regular salary, if any, may solicit proxies by mail, telegraph, telephone, or personal interview. The Corporation may also reimburse brokerage firms, banks, trustees, nominees and other persons for their expenses in forwarding proxy material to the beneficial owners of shares held by them of record.

    Management knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Meeting. However, if any such matter shall properly come before the meeting, the persons named in the enclosed proxy form will vote the same in accordance with their best judgment.

By Order of the Board of Directors

William C. Stewart, Jr.
Secretary

APPENDIX A—Charter of Audit and Compliance Committee

Structure and Responsibilities

    The Audit and Compliance Committee of the Board of Directors of Cubic Corporation shall be nominated and elected by a majority vote of the entire Board of Directors each year at the organizational meeting of the Board. The Audit and Compliance Committee shall consist of not less than three (3) Directors, all of which shall be unaffiliated, non-management Directors.

    The Audit and Compliance Committee of the Board of Directors shall have the following authority, power, and responsibilities, subject to resolution and/or modification by the Board of Directors:

1.
Review the internal controls and financial structure of the Corporation with the independent auditors and the Company's financial and accounting personnel.

2.
Meet periodically with the independent accountants to discuss their audit activities.

3.
Recommend to the Board of Directors independent accountants for appointment to audit the financial statements of the Corporation and its consolidated subsidiaries.

4.
Review the Corporation, subsidiary and operation policies and procedures regarding compliance with conditions of all federal, state and local government contracts, and with all laws and regulations applicable to procurement or performance of federal, state or local government contracts.

5.
Establish, update and enhance policies and procedures designed to effect compliance with conditions of all federal, state or local government contracts.

6.
Monitor and evaluate the continued implementation of a federal government contract compliance education program for Corporation, subsidiary and operation managers involved in supervising the procurement or performance of federal government contracts.

7.
Require all Corporation, subsidiary and operation managers involved in supervising the procurement or performance of federal government contracts to certify in writing that they are unaware of any activities under their supervision that they have not reported to the Audit and Compliance Committee, the Corporate Legal Counsel or the Ombudsman, which would constitute violations of any federal laws or regulations applicable to procurement or performance of federal government contracts.

8.
Consult with the Director of Audit and periodically review the relationships between Corporation, subsidiary and operation management and the Director of Audit.

    In order to carry out these major functions, the Audit and Compliance Committee shall:

  A.
  Review the fees charged for audits or special engagements given to independent accountants.

  B.
  Meet with the independent accountants, Chief Executive Officer, Chief Financial Officer and any other executives of the Corporation as the Committee deems appropriate at such times as the Committee shall determine to review:

  a)
  the proposed scope of the independent auditors' work for the current year, consider any proposed nonaudit functions to be performed, and review the audit scope and plan and proposed engagement letter;

  b)
  in consultation with the independent auditors, the report of audit, or proposed report of audit, and the accompanying management letter, if any;

  c)
  the Corporation's financial statements;

A–1

    d)
    the results of external and internal audits;

    e)
    the effectiveness of the Corporation's system of internal controls;

    f)
    any limitations imposed by the Corporation's personnel on the independent public accountants;

    g)
    with management and the independent auditors, before publication, the annual financial statements (including footnotes and any special disclosure matters) to be included in the Annual Report to Shareholders, the annual 10-K report to the Securities and Exchange Commission or similar publicly filed documents;

    h)
    the effect of any new pronouncements of the accounting profession and other regulatory bodies on the accounting policies of the Corporation; and

    i)
    such other matters as the Committee shall deem appropriate.

  C.
  Attempt to resolve any differences arising between the Corporation's Management and the independent accountants.

  D.
  Review, at its discretion, compliance with policies, procedures and codes of conduct established by the Corporation.

  E.
  Consult with the independent accountants, and when appropriate, the internal auditors, out of the presence of Management, with regard to the adequacy of the internal accounting controls.

  F.
  Report to the entire Board of Directors at such times as the Committee shall determine.

    By unanimous consent of all Members of the Audit and Compliance Committee, the performance of tasks necessary to implement the functions of the Committee may be delegated to one or more Committee Members.

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PROXY		PROXY
CUBIC CORPORATION
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS

    The undersigned, a shareholder of Cubic Corporation, a Delaware corporation, hereby appoints Walter J. Zable, William W. Boyle and William C. Stewart, Jr., or any of them, the attorneys and proxies of the undersigned, with power of substitution, to vote the common shares of Cubic Corporation standing in the name of the undersigned at the Annual Meeting of Shareholders of Cubic Corporation to be held in the Main Conference Room, at the Headquarters of the Corporation, 9333 Balboa Avenue, San Diego, California 92123, on Wednesday, February 13, 2002, at 10:30 a.m. PST, and at any adjournment or adjournments thereof, as follows:

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH INSTRUCTIONS INDICATED. HOWEVER, IF NO INSTRUCTIONS ARE GIVEN, THE PROXIES WILL VOTE THE SHARES FOR ITEMS (1), (2) and (3), AND, IN THEIR DISCRETION, ON MATTERS DESCRIBED IN ITEM (4).

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(Continued, and to be signed, on the other side)

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CUBIC CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. Election of Directors	For All	Withhold For All	For All Except
NOMINEES: 01 Walter J. Zable, 02 Walter C. Zable, 03 William W. Boyle, 04 Dr. Richard C. Atkinson, 05 Robert T. Monagan, 06 Raymond E. Peet	/ /	/ /	/ /
(To withhold authority to vote for any nominee, write that nominee's name here)
2. Ratification of selection of auditors	For	Against	Abstain
	/ /	/ /	/ /
3. Ratify and confirm the action of the Board to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock; and	For	Against	Abstain
	/ /	/ /	/ /
4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
The undersigned hereby acknowledge receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated January 8, 2002.
Dated , 2002	Signature
Signature (if held jointly)

Note: Please sign exactly as name (or names) appear on this card. When shares are held by joint tenants, all holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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CUBIC CORPORATION (Name of Registrant as Specified In Its Charter)
PRINCIPAL EXECUTIVE OFFICE 9333 Balboa Avenue San Diego, California 92123
PRINCIPAL EXECUTIVE OFFICE 9333 Balboa Avenue San Diego, California 92123
PROXY STATEMENT
OUTSTANDING SHARES AND VOTING RIGHTS
ELECTION OF DIRECTORS
IDENTIFICATION OF DIRECTORS
IDENTIFICATION OF EXECUTIVE OFFICERS
BOARD OF DIRECTORS AND BOARD COMMITTEES
AMENDMENT OF CERTIFICATE OF INCORPORATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
INDEPENDENT AUDITORS
DEADLINE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS